Exhibit 99.B(m)(2)(iii)

THIRD AMENDMENT AGREEMENT

Amending the terms of a Shareholder Servicing Agreement

This Amendment Agreement, made as of December 19, 2019, is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust party to this agreement, and Baillie Gifford Overseas Limited (“BGOL”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BGOL entered into a shareholder servicing agreement on January 1, 2015 pursuant to which the Trust appointed BGOL to act as the shareholder servicer of certain series of the Trust (as amended, the “Shareholder Servicing Agreement”).

In accordance with Section 4 of the Shareholder Servicing Agreement, the parties now wish to amend the Shareholder Servicing Agreement, to reflect name changes for the series of the Trust which took effect on November 25, 2019.

By executing this Amendment Agreement, the parties agree to be bound by the terms of the Shareholder Servicing Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Shareholder Servicing Agreement as follows:

1.             Schedule A

Schedule A is deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, on behalf of each of Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Growth Fund and Baillie Gifford Long Term Global Growth Fund.

	By	/s/ David Salter

	Name:	David Salter

	Title:	President, Baillie Gifford Funds

BAILLIE GIFFORD OVERSEAS LIMITED

	By	/s/ Dickson Jackson

	Name:	Dickson Jackson

	Title:	Director, Baillie Gifford Overseas Limited

Schedule A

Funds and Effective Date

Fund	Effective Date
Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)	January 1, 2015
Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)	January 1, 2015
Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)	January 1, 2015
Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)	January 1, 2015
Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund)	January 1, 2015
Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)	January 1, 2015
Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)	January 1, 2015
Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)	January 1, 2015